Exhibit 10(b)


     James B. Quarles, President and Chief Executive Officer of ETSI, is a party to stock option agreements under the Company's Non-Statutory Stock Option Plan, all in the form attached, as follows:

Date of Agreement     Option Shares     Exercise Price    Term
-----------------     -------------     --------------    ----
11-4-97                   60,000             $.50        5 years
2-2-98                   350,000             $.50        5 years
2-12-98                  400,000             $.27        5 years

                                                    Exhibit 10(b)

                     ETS INTERNATIONAL, INC.

               NONSTATUTORY STOCK OPTION AGREEMENT

     Stock Option Agreement (the "Agreement") made this 2nd day of February, 1998 between ETS INTERNATIONAL, INC., a Virginia Corporation located at 1401 Municipal Road, NW, Roanoke, VA 24012-1309 (hereinafter called the "Company") and James B. Quarles, an Employee for the Company (hereinafter called the "Holder").

     WHEREAS, a Non-Statutory Stock Option Plan was approved at a meeting of directors of the Company held on April 11, 1995 (the "Plan") and the Company desires to provide the Holder with an opportunity to acquire a proprietary interest in the business of the Company and through stock ownership, and increase personal interest in its continued success and progress:

     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable considerations, the Company and Holder agree as follows:

     1. Grant Of Option. The Company hereby grants to the Holder, as compensation of services pursuant to Financial Consulting Agreement, the option to purchase an aggregate of Three Hundred Fifty Thousand (350,000) shares of the Company's Common Stock ("Shares"), on the terms and conditions hereinafter set forth, at the purchase price of Fifty Cents ($0.50) per share (the "Option") for a term of five years ("Option Term").

     2. Stock Option Plan. It is understood that the Plan is incorporated herein by reference and is made part of the Agreement as if fully set forth herein. The Plan shall control in the event there is any conflict between the Plan and the Agreement, and on such matters as are not contained in the Agreement.

     3.   Exercise of Options.

     (a) The Option shall become immediately exercisable, but not as to less than Fifty (50) Shares or a multiple thereof, or the remaining Shares covered by the Option. Notice shall be given to the Company by the Holder of such exercise of the Option as provided below, and in a form similar to Appendix A to the Agreement.

     (b) Anything herein contained to the contrary notwithstanding, the purchase price of any shares as to which the Option shall be exercised shall be paid in full at the time of exercise of the Option with respect to such shares. Upon payment in full at the time of such exercise, such shares shall be issued as fully paid and nonassessable shares.

     (c) Anything herein contained to the contrary notwithstanding, this Option shall expire and may not be exercised, after the end of the fifth year of the date of grant.

     4. Restrictions on Option Transfer. The Option may not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, property settlement in divorce or marital separation or similar process. In the event of any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or of the levy of any attachment, judicial order or similar process upon the option, the Company shall have the right to terminate the Option by notice to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company or a subsidiary corporation may have under the Agreement or otherwise.

     5. Procedure for Exercise. Subject to the terms and conditions of the Agreement, the Option shall be exercisable by notice to the Company. Each such notice shall:

     (i) state the election to exercise the option and the number of shares in respect of which it is being exercised,

     (ii) state that the shares in respect of which the Option is being exercised are being paid for in full,

     (iii)be signed by the person or persons exercising the Option and, in the event that the Option is being exercised by any person or persons other that the Holder, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option, and

     (iv) be accompanied by a check payable to the order of the Company in an amount equal to the purchase price of the shares in respect of which the Option is being exercised.

     The Option shall not be deemed to have been exercised unless all the preceding provisions of this paragraph shall have been complied with, and for all purposes of the Agreement the date of the exercise of the Options with respect to any particular shares shall be the date on which such notice, proof (if required), and check shall have all been mailed by registered mail or delivered to the Company. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the option within fifteen days after receipt by the Company of such notice, proof (if required), and check. Such delivery shall be made at the principal office of the Company, or at such other place as the Company shall have designated by notice.

     6    Restrictions on Stock Transfer.  The Option Shares provided pursuant to this agreement has been registered with the Securities and Exchange Commission pursuant to Stock Option Plan dated April 11, 1995 and are not restricted.

     7. Notices. Each notice relating to the Agreement shall be in writing and delivered in person or by registered mail to the Chief Financial Officer of the company at its principal office at 1401 Municipal Road, NW, Roanoke, VA 24012-1309. All notices to the Holder or other person or persons then entitled to exercise the Option shall be delivered to the Holder or such other person or persons at the Holder's address below specified.

     8. Dispute Resolution. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of the Agreement shall be determined by the Committee appointed by the Board of Directors of the Company (or any successor corporation) under the Option or, in the event the Plan shall at the time be administered by the Board of Directors of the Company (or any successor corporation), then by such Board of Directors. Any such determination made hereunder shall be final, binding, and conclusive for all purposes.

     9    Governing Law.  The Agreement shall be governed by the laws of the State of Virginia.

     10. Successors In Interest. The Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Holder, and all rights granted to the Company, hereunder or as stipulated in the Plan shall be binding upon the Holder's heirs, legal representatives, and successors.

     IN WITNESS WHEREOF, the Company has caused the Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries on the day and year first above written, and the Holder has hereunto set his hand and seal on the day and year specified below.

                         ETS INTERNATIONAL, INC.


                         By: s/Navin D. Sheth
                             --------------------------
                         Its: Chief Financial Officer
                              -------------------------


Holder:   s/James B. Quarles
          ---------------------------------
                    (Signature)

Address:   3801 Goose Creek Valley Road
          ---------------------------------
	   Montvale, VA  24122
          ---------------------------------

          ---------------------------------

Date:     February 2, 1998
          ---------------------------------